777 Main Street, Suite 1000
Fort Worth, Texas 76102
P | 817.348.1600 F | 817.348.1815
www.hallmarkgrp.com

FOR IMMEDIATE RELEASE

HALLMARK FINANCIAL SERVICES, INC.

ANNOUNCES THIRD QUARTER 2013 EARNINGS RESULTS

FORT WORTH, Texas, (November 7, 2013) - Hallmark Financial Services, Inc. (NASDAQ: HALL) today reported third quarter 2013 net income of $6.3 million, or $0.32 per diluted share, compared to net income of $3.4 million, or $0.18 per diluted share, reported for third quarter 2012. Year to date, Hallmark reported net income of $4.8 million, or $0.25 per diluted share, compared to net income of $1.7 million, or $0.09 per diluted share, for the same period the prior year. Total revenues were $108.6 million for the third quarter of 2013 as compared to $85.6 million for the third quarter of 2012. Year to date total revenues for 2013 were $301.1 million, up 19% from the $253.2 million reported for the same period the prior year.

“Operating results for the third quarter reflect our ongoing strategy of growing existing lines of business where we can do so profitably and contracting in those where we have experienced unacceptable underwriting performance. Our year-to-date gross written premium growth of 18% is driven largely by near double-digit rate increases in our Specialty and Standard commercial segments coupled with increased insured exposures on renewal policies as a result of improving economic conditions,” said Mark J. Morrison, President and Chief Executive Officer. “Our quarterly combined ratio of 98.8% reflects an improvement in current accident year underwriting profitability. While we are not yet satisfied with our overall underwriting profitability, we are confident the underwriting and pricing actions we have taken will continue to improve operating margins going forward and help us to achieve our targeted financial goals.”

Mark E. Schwarz, Executive Chairman of Hallmark, stated, “Book value per share was $11.94 at the end of the quarter, an increase of 5% over prior year and an increase of 4% over prior year end. Cash flow from operations was $29.5 million in the third quarter, up from $11.0 million in the third quarter of 2012. Total cash and investments have increased 12% during the year to $603.0 million, or $31.30 per share. Hallmark’s cash balances totaled $160.4 million as of September 30, 2013.”

Third Quarter
	2013	2012	% Change
	($ in thousands, unaudited)
Gross premiums written	123,664	99,448	24%
Net premiums written	102,889	85,005	21%
Net premiums earned	97,452	80,481	21%
Investment income, net of expenses	2,965	3,795	-22%
Net realized gains	6,950	982	608%
Total revenues	108,613	85,620	27%
Net income (1)	6,274	3,413	84%
Net income per share - basic	$0.33	$0.18	83%
Net income per share - diluted	$0.32	$0.18	78%
Book value per share	$11.94	$11.37	5%
Cash flow from operations	29,487	10,965	169%

Year to Date
	2013	2012	% Change
	($ in thousands, unaudited)
Gross premiums written	351,278	297,658	18%
Net premiums written	296,330	255,104	16%
Net premiums earned	276,784	235,938	17%
Investment income, net of expenses	9,871	11,573	-15%
Net realized gains	9,723	1,854	424%
Total revenues	301,053	253,177	19%
Net income (1)	4,817	1,741	177%
Net income per share - basic	$0.25	$0.09	178%
Net income per share - diluted	$0.25	$0.09	178%
Book value per share	$11.94	$11.37	5%
Cash flow from operations	53,520	28,187	90%

(1) Net income for each period is net income attributable to Hallmark Financial Services, Inc. as reported in the consolidated statements of operations as determined in accordance with U.S. generally accepted accounting principles (GAAP).

Third Quarter 2013 Commentary

During the three and nine months ended September 30, 2013, total revenues were $108.6 million and $301.1 million, representing a 27% and 19% increase, respectively, from the $85.6 million and $253.2 million in total revenues for the same period of 2012. The growth in revenue was primarily attributable to increased premium production and resulting earned premium driven largely from the Specialty Commercial Segment and the Standard Commercial Segment. Further contributing to the increase in revenue were higher net realized gains on the investment portfolio and a lower adverse profit share commission revenue adjustment in the Standard Commercial Segment. These increases in revenue were partially offset by lower net investment income and lower year to date earned premium in the Personal Segment due mostly to the impact of discontinued products and a reduction of premium written in underperforming states.

As a result, Hallmark reported net income of $6.3 million and $4.8 million for the three and nine months ended September 30, 2013 as compared to net income of $3.4 million and $1.7 million for the same periods during 2012. On a diluted basis per share, Hallmark reported net income of $0.32 per share for the three months ended September 30, 2013, as compared to $0.18 per share for the same period in 2012. On a diluted basis per share, net income per share was $0.25 for the nine months ended September 30, 2013 as compared to $0.09 for the same period during 2012.

Hallmark's consolidated net loss ratio was 69.9% and 74.0% for the three and nine months ended September 30, 2013 as compared to 65.7% and 71.6% for the same periods in 2012. The net loss ratios were impacted by $0.5 million and $8.0 million of unfavorable prior year loss reserve development for the three and nine months ended September 30, 2013 as compared to $2.2 million and $3.6 million of favorable prior year loss reserve development for the same periods of 2012. Also impacting the current quarter’s gross and net loss ratios was $2.3 million of additional loss development, or 2.4% net loss ratio points, on catastrophe weather events that occurred in the first half of 2013. Hallmark's net expense ratio was 28.9% and 29.2% for the three and nine months ended September 30, 2013 as compared to 30.1% and 30.4% for the same periods in 2012. Hallmark’s net combined ratio was 98.8% and 103.2% for the three and nine months ended September 30, 2013 as compared to 95.8% and 102.0% for the same periods in 2012.

About Hallmark Financial Services, Inc.

Hallmark Financial Services, Inc. is an insurance holding company which, through its subsidiaries, engages in the sale of property/casualty insurance products to businesses and individuals. Hallmark’s business involves marketing, distributing, underwriting and servicing commercial and personal lines of property/casualty insurance products, as well as providing other insurance related services. Hallmark is headquartered in Fort Worth, Texas and its common stock is listed on NASDAQ under the symbol "HALL."

Forward-looking statements in this release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, interest rate trends, general economic conditions, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

For further information, please contact:

Mark J. Morrison, President and Chief Executive Officer at 817.348.1600

www.hallmarkgrp.com

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Balance Sheets
($ in thousands, except share amounts)	Sept. 30	Dec. 31
ASSETS	2013	2012
Investments:	(unaudited)
Debt securities, available-for-sale, at fair value (cost: $395,860 in 2013 and $397,800 in 2012)	$396,647	$401,435
Equity securities, available-for-sale, at fair value (cost: $24,033 in 2013 and $31,502 in 2012)	45,940	43,925
Total investments	442,587	445,360
Cash and cash equivalents	151,698	85,145
Restricted cash	8,700	8,707
Ceded unearned premiums	31,731	22,411
Premiums receivable	77,749	66,683
Accounts receivable	3,209	3,110
Receivable for securities	19	3
Reinsurance recoverable	61,193	51,970
Deferred policy acquisition costs	26,943	24,911
Goodwill	44,695	44,695
Intangible assets, net	20,647	23,068
Deferred federal income taxes, net	-	1,940
Prepaid expenses	1,611	1,480
Other assets	8,935	10,985
Total Assets	$879,717	$790,468

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Revolving credit facility payable	$1,473	$1,473
Subordinated debt securities	56,702	56,702
Reserves for unpaid losses and loss adjustment expenses	360,248	313,416
Unearned premiums	191,367	162,502
Reinsurance balances payable	11,862	7,330
Pension liability	3,334	3,685
Payable for securities	6,380	-
Deferred federal income taxes, net	319	-
Federal income tax payable	1,075	1,518
Accounts payable and other accrued expenses	16,879	23,305
Total Liabilities	649,639	569,931
Commitments and contingencies

Stockholders’ equity:
Common stock, $.18 par value, authorized 33,333,333 shares; issued 20,872,831 shares in 2013 and 2012	3,757	3,757
Additional paid-in capital	122,720	122,475
Retained earnings	102,781	97,964
Accumulated other comprehensive income	12,378	7,899
Treasury stock (1,609,374 shares in 2013 and 2012), at cost	(11,558)	(11,558)
Total Stockholders’ Equity	230,078	220,537
	$879,717	$790,468

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Statements of Operations	Three Months Ended		Nine Months Ended
($ in thousands, except share amounts; unaudited)	September 30		September 30
	2013	2012	2013	2012
Gross premiums written	$123,664	$99,448	$351,278	$297,658
Ceded premiums written	(20,775)	(14,443)	(54,948)	(42,554)
Net premiums written	102,889	85,005	296,330	255,104
Change in unearned premiums	(5,437)	(4,524)	(19,546)	(19,166)
Net premiums earned	97,452	80,481	276,784	235,938

Investment income, net of expenses	2,965	3,795	9,871	11,573
Net realized gains	6,950	982	9,723	1,854
Finance charges	1,484	1,374	4,396	4,538
Commission and fees	(251)	(1,029)	169	(1,033)
Other income	13	17	110	307
Total revenues	108,613	85,620	301,053	253,177

Losses and loss adjustment expenses	68,158	52,839	204,955	168,859
Other operating expenses	29,139	25,726	83,911	77,077
Interest expense	1,150	1,137	3,449	3,464
Amortization of intangible assets	694	897	2,420	2,690
Total expenses	99,141	80,599	294,735	252,090

Income before tax	9,472	5,021	6,318	1,087
Income tax expense (benefit)	3,198	1,350	1,501	(978)
Net income	6,274	3,671	4,817	2,065
Less: net income attributable to non-controlling interest	-	258	-	324
Net income attributable to Hallmark Financial Services, Inc.	$6,274	$3,413	$4,817	$1,741

Net income per share attributable to Hallmark Financial Services, Inc. common stockholders:
Basic	$0.33	$0.18	$0.25	$0.09
Diluted	$0.32	$0.18	$0.25	$0.09

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Segment Data
Three Months Ended Sept. 30	(unaudited)
	Standard Commercial Segment		Specialty Commercial Segment		Personal Segment		Corporate		Consolidated
($ in thousands)	2013	2012	2013	2012	2013	2012	2013	2012	2013	2012
Gross premiums written	$21,444	$18,706	$83,453	$62,349	$18,767	$18,393	$-	$-	$123,664	$99,448
Ceded premiums written	(1,837)	(1,876)	(17,932)	(12,385)	(1,006)	(182)	-	-	(20,775)	(14,443)
Net premiums written	19,607	16,830	65,521	49,964	17,761	18,211	-	-	102,889	85,005
Change in unearned premiums	332	736	(7,512)	(6,396)	1,743	1,136	-	-	(5,437)	(4,524)
Net premiums earned	19,939	17,566	58,009	43,568	19,504	19,347	-	-	97,452	80,481

Total revenues	21,163	17,761	60,787	46,373	21,256	21,172	5,407	314	108,613	85,620

Losses and loss adjustment expenses	13,537	12,476	37,914	25,532	16,707	14,831	-	-	68,158	52,839

Pre-tax income (loss), net of non-controlling interest	1,163	(529)	7,564	8,287	(1,613)	(345)	2,358	(2,650)	9,472	4,763

Net loss ratio (1)	67.9%	71.0%	65.4%	58.6%	85.7%	76.7%			69.9%	65.7%
Net expense ratio (1)	32.5%	33.4%	26.8%	27.3%	25.4%	29.3%			28.9%	30.1%
Net combined ratio (1)	100.4%	104.4%	92.2%	85.9%	111.1%	106.0%			98.8%	95.8%

Favorable (Unfavorable) Prior Year Development	1,408	71	(1,405)	2,757	(534)	(651)	-	-	(531)	2,177

[1]	The net loss ratio is calculated as incurred losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP. The net expense ratio is calculated for the business units that retain 100% of produced premium as total operating expenses for the unit offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP. For the business units that do not retain 100% of the produced premium, the net expense ratio is calculated as underwriting expenses of the insurance company subsidiaries for the unit offset by agency fee income, divided by net premiums earned, each determined in accordance with GAAP. The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Segment Data
Nine Months Ended Sept. 30	(unaudited)
	Standard Commercial Segment		Specialty Commercial Segment		Personal Segment		Corporate		Consolidated
($ in thousands)	2013	2012	2013	2012	2013	2012	2013	2012	2013	2012
Gross premiums written	$66,773	$58,292	$225,120	$178,690	$59,385	$60,676	$-	$-	$351,278	$297,658
Ceded premiums written	(5,934)	(5,063)	(45,232)	(36,948)	(3,782)	(543)	-	-	(54,948)	(42,554)
Net premiums written	60,839	53,229	179,888	141,742	55,603	60,133	-	-	296,330	255,104
Change in unearned premiums	(2,763)	(2,194)	(20,302)	(19,449)	3,519	2,477	-	-	(19,546)	(19,166)
Net premiums earned	58,076	51,035	159,586	122,293	59,122	62,610	-	-	276,784	235,938

Total revenues	62,160	53,791	168,127	129,812	64,621	68,508	6,145	1,066	301,053	253,177

Losses and loss adjustment expenses	42,567	39,253	113,303	76,827	49,085	52,779	-	-	204,955	168,859

Pre-tax income (loss), net of non-controlling interest	641	(2,601)	11,828	17,193	(3,331)	(5,747)	(2,820)	(8,082)	6,318	763

Net loss ratio (1)	73.3%	76.9%	71.0%	62.8%	83.0%	84.3%			74.0%	71.6%
Net expense ratio (1)	32.6%	33.8%	27.0%	28.2%	25.7%	28.5%			29.2%	30.4%
Net combined ratio (1)	105.9%	110.7%	98.0%	91.0%	108.7%	112.8%			103.2%	102.0%

Favorable (Unfavorable) Prior Year Development	3,630	2,827	(10,062)	3,679	(1,531)	(2,937)	-	-	(7,963)	3,569

[1]	The net loss ratio is calculated as incurred losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP. The net expense ratio is calculated for the business units that retain 100% of produced premium as total operating expenses for the unit offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP. For the business units that do not retain 100% of the produced premium, the net expense ratio is calculated as underwriting expenses of the insurance company subsidiaries for the unit offset by agency fee income, divided by net premiums earned, each determined in accordance with GAAP. The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.